Exhibit 99.1

Rose Rock Midstream, L.P. Reports Third Quarter 2013 Results
Increases 2013 Adjusted EBITDA Guidance
Announces Intent to Acquire Additional Interest in White Cliffs Pipeline from SemGroup Corporation

Tulsa, OK - November 11, 2013 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months ended September 30, 2013.

Rose Rock Midstream reported third quarter 2013 Adjusted EBITDA of $15.7 million, up 2% from the second quarter 2013 of $15.4 million, and up 65% from the third quarter 2012 of $9.5 million. Rose Rock’s results improved slightly over the second quarter of 2013 due to an increase in marketing volumes combined with a one month impact of the Barcas Field Services acquisition, partly offset by a decrease in pipeline transportation margins.

“Rose Rock Midstream has performed well this year and we are on track to meet and exceed our 2013 goals. Our distribution payable this week represents a 15% increase over our distribution paid in November 2012, which is consistent with our 2013 guidance of 15% year-over-year distribution growth,” said Norm Szydlowski, chief executive officer of Rose Rock Midstream's general partner. “We continue to execute on our strategic plans including the completion of our organic growth projects and growth-oriented acquisitions which are reflected in our increased guidance. As the demand for midstream services continues, Rose Rock Midstream is well suited to meet those needs with a strong balance sheet and a highly motivated and experienced workforce.”
Adjusted gross margin was $23.8 million for the third quarter 2013, up 19% from the second quarter 2013 of $20.1 million and 24% above third quarter 2012 Adjusted gross margin of $19.2 million. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Third quarter 2013 net income totaled $9.4 million, compared to $9.1 million for the second quarter 2013 and $6.5 million for the third quarter 2012.

Rose Rock Midstream's distributable cash flow for the three months ended September 30, 2013 was $13.0 million. On October 24, 2013, Rose Rock Midstream increased the partnership's quarterly cash distribution to $0.45 per unit from $0.44 per unit, effective for the third quarter 2013, resulting in an annualized distribution of $1.80 per unit. This is a 2.3% increase over the second quarter 2013 and marks the seventh consecutive increase in the quarterly cash distribution to RRMS limited partner unitholders. The distribution will be paid on November 14, 2013 to all unitholders of record on November 5, 2013. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

Recent Updates
Rose Rock Midstream announces its intent to pursue an agreement with SemGroup to acquire an additional 33.3% interest in SemCrude Pipeline, L.L.C., which owns a 51 percent interest in White Cliffs Pipeline L.L.C. Following the proposed transaction Rose Rock will directly own a 67% interest in SemCrude Pipeline and indirectly own a 34% interest in White Cliffs Pipeline.

Rose Rock expects that the acquisition will be accretive to distributable cash flow, on a per-unit basis for the partnership’s unit holders. As contemplated, Rose Rock would fund the proposed transaction with a combination of debt and units to SemGroup.

Exhibit 99.1

The transaction is subject to execution of an agreement between the two parties, review and recommendation by the conflicts committee of the general partner of Rose Rock, and the approval of both company's boards of directors. The agreement is expected to close by year-end.

Rose Rock Midstream also announces the acquisition of a 12-mile, 12-inch crude oil pipeline from Noble Energy, Inc. that extends from Platteville, CO to Tampa, CO for a purchase price of $8.3 million. The pipeline was recently constructed by Noble Energy and placed into service concurrent with the acquisition. The pipeline connects Rose Rock Midstream’s Platteville, CO crude oil terminal to the Tampa, CO rail facility. Platteville is the origin point for White Cliffs Pipeline®.

2013 Guidance
Management is raising the company’s 2013 Adjusted EBITDA guidance to between $63 and $66 million, up from the previous guidance range of $56 million to $60 million. This increase does not include the proposed acquisition of White Cliffs Pipeline. The partnership is on target to deploy more than $113 million in capital expenditures in 2013, and remains on track to achieve a 2013 distribution growth rate of approximately15% year-over-year.

Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, November 12, 2013, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 877.359.3652, or for international callers, 720.545.0014. The pass code for the call is 78050867. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The third quarter 2013 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly

Exhibit 99.1

comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the completed drop-down transaction between Rose Rock and SemGroup, the prospects of our industry, our anticipated financial performance, including distributable cash flow, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the factors discussed above, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; competition from other midstream energy companies; our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facility; our ability to access credit markets; our ability to renew or replace expiring storage contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Exhibit 99.1

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands)

	(unaudited)
	September 30,	December 31,	*
	2013	2012
ASSETS
Current assets	$294,300	$250,617
Property, plant and equipment, net	313,193	291,530
Equity method investment	77,449	—
Other noncurrent assets, net	37,797	2,579
Total assets	$722,739	$544,726

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$254,491	$231,843
Long-term debt	85,043	4,562
Total liabilities	339,534	236,405

Total partners' capital	383,205	308,321
Total liabilities and partners' capital	$722,739	$544,726

*Derived from audited financial statements

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit amounts, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Revenues, including revenues from affiliates:
Product	$166,050	$120,358	$148,816	$473,594	$435,814
Service	15,781	11,196	12,606	40,891	32,932
Other	—	—	—	—	(59)
Total revenues	181,831	131,554	161,422	514,485	468,687
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	157,550	111,790	140,506	446,507	412,847
Operating	9,248	5,698	5,807	20,473	17,146
General and administrative	3,146	4,081	3,254	9,961	8,830
Depreciation and amortization	4,130	3,066	3,690	11,327	9,032
Total expenses	174,074	124,635	153,257	488,268	447,855
Earnings from equity method investment	3,527	—	3,451	10,431	—
Operating income	11,284	6,919	11,616	36,648	20,832
Other expenses:
Interest expense	1,873	450	2,494	6,121	1,407
Other expense (income)	—	—	(12)	(12)	72
Total other expenses	1,873	450	2,482	6,109	1,479
Net income	$9,411	$6,469	$9,134	$30,539	$19,353
Net income allocated to general partner	$315	$129	$255	$850	$387
Net income allocated to common unitholders	$6,116	$3,170	$5,208	$18,329	$9,483
Net income allocated to subordinated unitholders	$3,083	$3,170	$3,674	$11,323	$9,483
Net income (loss) allocated to Class A unitholders	$(103)	$—	$(3)	$37	$—
Earnings per limited partner unit:
Common unit (basic)	$0.45	$0.38	$0.44	$1.46	$1.13
Common unit (diluted)	$0.45	$0.38	$0.44	$1.45	$1.13
Subordinated unit (basic and diluted)	$0.37	$0.38	$0.44	$1.35	$1.13
Class A unit (basic and diluted)	$(0.08)	$—	$—	$0.03	$—
Basic weighted average number of limited partner units outstanding:
Common units	13,442	8,390	11,894	12,587	8,390
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	1,250	—	1,250	1,200	—
Diluted weighted average number of limited partner units outstanding:
Common units	13,479	8,409	11,933	12,621	8,404
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	1,250	—	1,250	1,200	—

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Reconciliation of operating income to Adjusted gross margin:
Operating income	$11,284	$6,919	$11,616	$36,648	$20,832
Add:
Operating expense	9,248	5,698	5,807	20,473	17,146
General and administrative	3,146	4,081	3,254	9,961	8,830
Depreciation and amortization	4,130	3,066	3,690	11,327	9,032
Less:
Earnings from equity method investment	3,527	—	3,451	10,431	—
Unrealized gain on derivatives, net	464	554	827	1,759	432
Adjusted gross margin	$23,817	$19,210	$20,089	$66,219	$55,408

Reconciliation of net income to Adjusted EBITDA:
Net income	$9,411	$6,469	$9,134	$30,539	$19,353
Add:
Interest expense	1,873	450	2,494	6,121	1,407
Depreciation and amortization	4,130	3,066	3,690	11,327	9,032
Cash distributions from equity method investment	4,078	—	4,168	11,138	—
Non-cash equity compensation	223	79	212	578	218
Loss on disposal of long-lived assets	—	—	—	—	56
Less:
Earnings from equity method investment	3,527	—	3,451	10,431	—
Impact from derivative instruments:
Total loss on derivatives, net	(1,653)	(631)	(233)	(2,430)	(342)
Total realized loss (cash flow) on derivatives, net	2,117	1,185	1,060	4,189	774
Non-cash unrealized gain on derivatives, net	464	554	827	1,759	432
Adjusted EBITDA	$15,724	$9,510	$15,420	$47,513	$29,634

Reconciliation of net cash provided by (used in) operating activities to Adjusted EBITDA:
Net cash provided by (used in) operating activities	$(1,194)	$15,446	$13,394	$22,115	$35,525
Less:
Changes in assets and liabilities	(14,726)	6,296	423	(19,201)	7,037
Add:
Interest expense, excluding amortization of debt issuance costs	1,641	360	2,293	5,490	1,146
Distributions in excess of equity in earnings of affiliates	551	—	156	707	—
Adjusted EBITDA	$15,724	$9,510	$15,420	$47,513	$29,634

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Nine Months Ended
	September 30,			June 30,	September 30,
	2013		2012	2013	2013	2012
Reconciliation of net income to distributable cash flow:
Net income	$9,411		$6,469	$9,134	$30,539	$19,353
Add:
Interest expense	1,873		450	2,494	6,121	1,407
Depreciation and amortization	4,130		3,066	3,690	11,327	9,032
EBITDA	15,414		9,985	15,318	47,987	29,792
Add:
Loss on disposal of long-lived assets	—		—	—	—	56
Cash distribution from equity method investment	4,078		—	4,168	11,138	—
Non-cash equity compensation	223		79	212	578	218
Less:
Earnings from equity method investment	3,527		—	3,451	10,431	—
Unrealized gain on derivatives, net	464		554	827	1,759	432
Adjusted EBITDA	$15,724		$9,510	$15,420	$47,513	$29,634
Less:
Cash interest expense	1,641		361	2,293	5,490	1,145
Maintenance capital expenditures	1,057		832	511	3,639	2,606
Distributable cash flow	$13,026		$8,317	$12,616	$38,384	$25,883

Distribution declared	$11,624	(1)	$6,720	$9,180	$29,745	$19,647

Distribution coverage ratio	1.12x		1.24x	1.37x	1.29x	1.32x

(1) The distribution declared October 24, 2013 represents $0.45 per unit, or $1.80 per unit on an annualized basis. This is a 2.3% increase over the prior quarter.

Exhibit 99.1

2013 RRMS Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)	Updated Guidance		Original Guidance
	Low	High	Low	High
Net income	$36.7	$38.7	$26.7	$32.2
Add: Interest expense	8.0	9.0	12.3	11.3
Add: Depreciation and amortization	16.0	16.0	13.5	13.0
EBITDA	$60.7	$63.7	$52.5	$56.5
Non-Cash Adjustments and Other Adjustments	2.3	2.3	3.5	3.5
Adjusted EBITDA	$63.0	$66.0	$56.0	$60.0

Non-Cash and Other Adjustments
Earnings from equity method investment	$(14.5)	$(15.5)	$(14.0)	$(16.0)
Cash distributions from equity method investment	16.0	17.0	17.0	19.0
Non-cash equity compensation	0.8	0.8	0.5	0.5
Non-Cash and Other Adjustments	$2.3	$2.3	$3.5	$3.5